                              SCHEDULE 14A INFORMATION
                  Proxy Statement Pursuant to Section 14(a) of the
                          Securities Exchange Act of 1934
                                (Amendment No.     )

Filed by the Registrant [x]

Filed by a Party other than the Registrant [ ]

[ ]  Preliminary Proxy Statement
[ ]  Confidential for the Use of the Commission Only (as permitted by Rule
       14a-6(e)(2))
[x]  Definitive Proxy Statement
[ ]  Definitive Additional Materials
[ ]  Soliciting Material Pursuant to S240.14a-11(c) or S240.14a-12

                                THE WRITER CORPORATION

 .  .  .  .  .  .  .  .  .  .  .  .  .  .  .  .  .  .  .  .  .  .  .  .  .  .  .
                  (Name of Registrant as specified in its Charter)

                               THE WRITER CORPORATION
 .  .  .  .  .  .  .  .  .  .  .  .  .  .  .  .  .  .  .  .  .  .  .  .  .  .  .
                     (Name of Person(s) Filing Proxy Statement

Payment of Filing Fee (Check the appropriate box):

[x]  No Fee Required.
[ ]  Fee computed on the table below per Exchange Act Rules 14a-6(I)(4)
       and 0-11.
     1)  Title of each class of securities to which transaction applies:
     --------------------------------------------------------------

     2)  Aggregate number of securities to which transaction applies:
     --------------------------------------------------------------

     3) Per unit price or other underlying value of transaction computed pursuant Exchange Act Rule 0-11: *
     --------------------------------------------------------------

     4)  Proposed maximum aggregate value of transaction:
     --------------------------------------------------------------

[ ]  Fee paid previously with preliminary materials.

* Set forth the amount on which the filing fee is calculated and state how it was determined.

[ ] Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

     1)  Amount Previously Paid:
     ----------------------------------------------------------------

     2)  Form, Schedule or Registration Statement No.:
     ----------------------------------------------------------------

     3)  Filing Party:
     ----------------------------------------------------------------

     4)  Date Filed:
     ----------------------------------------------------------------

                             6061 S. Willow Drive, #232
                             Englewood, Colorado  80111
                                   (303) 779-4100

                      NOTICE OF ANNUAL MEETING OF SHAREHOLDERS

The annual meeting of the shareholders of THE WRITER CORPORATION will be held at the Inverness Hotel, 202 Inverness Drive West, Englewood, Colorado 80112, on
May 28, 1998 at 2:00 P.M., for the following purposes:

     1) To elect 6 directors to serve for the ensuing year and until their successors are elected and shall qualify;

     2) To consider and act upon a proposal to approve the accounting firm of Deloitte & Touche as independent auditors; and

     3) To transact such other business as may properly come before the meeting or any adjournment thereof.

Only shareholders of record at the close of business on March 31, 1998, are entitled to notice of and to vote at the meeting or at any adjournment thereof.

Shareholders are invited to attend the meeting in person. If you are unable to attend in person, please sign, date and return the enclosed proxy so that it will be received by the Company on or prior to May 21, 1998. A return postage paid envelope is provided for your convenience.

                                   By Order of the Board of Directors


Englewood, Colorado
April 24, 1998                     George S. Writer, Jr., Chairman

                               THE WRITER CORPORATION
                             6061 S. Willow Drive, #232
                             Englewood, Colorado  80111
                                   April 24, 1998

                                   PROXY STATEMENT

This Proxy Statement is furnished to the shareholders of THE WRITER CORPORATION (the "Company") in connection with the solicitation by and on behalf of the management of the Company of proxies to be voted at the annual meeting of shareholders to be held on May 28, 1998, or at any adjournment thereof.

The enclosed proxy, even though executed and returned, may be revoked at any time before being voted, by written notice mailed or delivered to the Secretary of the Company, by substitution and delivery of a new proxy bearing a later date, or by request for return of the proxy at the meeting. Unless revoked, proxies will be voted in accordance with the instructions contained therein, and if no instructions are given with respect to the proposals referred to in the accompanying Notice of Annual Meeting, proxies will be voted in favor of such proposals.

Officers and other representatives of the Company may solicit proxies by telephone, telegraph, telefax and personal interview, as well as by mail. The costs of solicitations will be borne by the Company.

The Company has one class of common stock. Each share of common stock is entitled to one vote on all matters which come before the meeting. Only shareholders of record at the close of business on March 31, 1998, will be entitled to vote at the meeting. At that date there were 7,354,590 shares of common stock outstanding. Cumulative voting is not allowed in the election of directors or for any other matter.


BENEFICIAL OWNERSHIP OF THE COMPANY'S STOCK

As of March 1, 1998, to the knowledge of the Company, the following persons owned beneficially and of record more than 5 percent of the Company's common stock:


                    Name and Address of         Amount and Nature of  Percent
Title of Class      Beneficial Owner            Beneficial Ownership  of Class
--------------      ----------------            --------------------  --------
Common Stock        George S. Writer, Jr.(1)     1,398,847            19.02%
                    Littleton, Colorado

Common Stock        Phelps-Tointon, Inc.(2)      1,260,666            17.14%
                    Greeley, Colorado


Common Stock        Polaris Capital Corporation   549,384               7.5%
                    Denver, Colorado

-------------------------
(1)  Control person of the Company.
(2) Phelps-Tointon, Inc. is a company which is partly owned by Robert G. Tointon, one of the Company's directors. The shares listed include shares owned directly by Mr. Tointon.

Security Ownership of Management - The following information indicates the common stock of the Company beneficially owned, directly or indirectly, by all directors and executive officers of the Company as of March 1, 1998.


                                             Amount and Nature of    Percent
                             Title of Class  Beneficiary Ownership   of Class
                             --------------  ---------------------   --------
George S. Writer, Jr.         Common Stock        1,398,847           19.02%
Robert G. Tointon             Common Stock        1,260,666(1)        17.14%
Deane J. Writer, Jr.          Common Stock          209,000            2.84%
Roland Seidler, Jr.           Common Stock          201,474(2)         2.74%
Louis P. Bansbach, III        Common Stock          140,238            1.91%
Daniel J. Nickless            Common Stock           25,710              (3)
Robert R. Reid                Common Stock           25,430              (3)
Ronald S. Loser               Common Stock           11,900              (3)
Derrell Schreiner             Common Stock            5,000              (3)

All Directors &
Officers as a group (11)      Common Stock        3,278,265           44.57%

     (1) Reflects shares held by Phelps-Tointon, Inc., of which Mr. Tointon is the President and part owner.
     (2) Does not include shares in varying amounts owned as a market maker by a broker-dealer with which Mr. Seidler is affiliated.
     (3)  Less than 1% of shares outstanding.

EXECUTIVE COMPENSATION

The information in the following table is given for the Company's Chief Executive Officer and the other Executive Officers whose total compensation and remuneration from the corporation was more than $100,000 during the three years ended December 31, 1997.

                             SUMMARY COMPENSATION TABLE
                                Annual Compensation



-----------------------------------------------------------------------------------------
  Name and Principal                                                       Other Annual
     Position                       Year        Salary            Bonus   Compensation(1)

George S. Writer, Jr.               1997       $139,800        $   -0-       $223,465
Chief Executive Officer             1996        100,800            -0-         62,472
                                    1995        100,800            -0-        257,661

Ronald J. Benkert                   1997       $210,520        $   -0-       $  1,023
President and Chief                 1996(2)    $165,113(3)         -0-            -0-
Operating Officer

Robert R. Reid                      1997       $ 94,800        $15,125       $ 28,702
Sr. Vice President of
Operations

Daniel J. Nickless                  1997       $ 89,800        $15,113       $  3,792
Sr. Vice President,
Treasurer and Chief
Financial Officer
---------------------------------------------------


(1) Amounts disclosed represent earnings and contributions on the individual vested portion of the Company qualified profit sharing retirement plan account balances during the years presented.

(2) First year of employment.

(3) Includes $13,431 of relocation costs reimbursed to Mr. Benkert.

ELECTION OF DIRECTORS

The following persons are proposed by Management to be elected at the Annual Meeting of shareholders to be elected the Directors of the Company to serve until the next annual meeting of shareholders.

Name, Age and Other
Positions, if any,                      Period Served as Director and Business
with Registrant                         Experience During Past 5 Years
---------------                         ------------------------------
George S. Writer, Jr., 62               Chief Executive Officer, Chairman of the
Chief Executive Officer,                Board since 1964.  Elected a director in
Chairman of the Board of Directors      1961.

Roland Seidler, Jr., 69                 Elected a director in 1971.  Mr. Seidler
                                        is the Chairman and Chief Executive
                                        Officer of The Seidler Companies
                                        Incorporated, a Los Angeles based
                                        investment banking firm.  Mr. Seidler
                                        also is a member of the Board of
                                        Directors for First Business Bank and
                                        First Business Corporation.

Ronald S. Loser, 64                     Elected a director in 1973.  Secretary
Secretary                               of The Writer Corporation since its
                                        inception.  Mr. Loser is a Principal of
                                        Brega & Winters, P.C., a Denver law
                                        firm.

Deane J. Writer, Jr., 64                Elected a director in 1975.  Since
                                        January 1992 Mr. Writer has been an
                                        account executive with HRH Insurance,a
                                        national insurance agency.  Prior to
                                        that he was the owner of The Writer
                                        Agency, since 1956.

Louis P. Bansbach, III, 57              Elected a director in 1989.  Mr.
                                        Bansbach is President of Columbine
                                        Realty, Inc., and a Director of United
                                        Bancorp of Wyoming.

Robert G. Tointon, 64                   Elected a director in 1992.  President
                                        and Chief Executive Officer of Phelps-
                                        Tointon, Inc. a manufacturer of
                                        structural and architectural pre-stress
                                        components, detention equipment, safes,
                                        and architectural woodwork. Mr. Tointon is also a director of Public Service
                                        Company of Colorado.

DIRECTORS FEES AND TRANSACTIONS - The Company has adopted a plan by which the outside directors receive an annual retainer fee of $5,000 and a per meeting fee of $750, for either full Board or Executive Committee meetings. The Executive Committee includes Directors George S. Writer, Jr., who receives no fees for service, Louis Bansbach, III, and Robert G. Tointon. This committee meets with the Company's Senior Management during months when a full Board meeting is not convened.

In 1997, 1996 and 1995, Brega and Winters, the law firm in which Ronald S. Loser is a principal, was paid attorneys' fees. Additionally, insurance is placed with a company with which Mr. Deane J. Writer, Jr. is employed and receives a commission. The Company places substantially all of its insurance coverage through this agency. In the opinion of management, the amounts charged in these transactions are less than or comparable to charges which would have been made by unaffiliated parties. Deane J. Writer, Jr. is a first cousin of George S. Writer, Jr.

CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS - The following information is furnished with respect to certain transactions in which the amount involved exceeded $60,000 and which involved an officer, director, beneficial holder of more than five percent of the voting stock of the Company or a person or entity affiliated with such persons.

Certain of the Company's officers and directors, directly and indirectly, provided financial assistance to the Company in several transactions through December 31, 1997.

SUBDIVISION LOAN PARTICIPATIONS - On January 14, 1992 the Company executed a loan agreement with a real estate investment trust under which $1,500,000 was committed to the Company for development of its Northpark project. George S. Writer, Jr. and Roland Seidler, Jr. participated in this transaction by advancing 20% of the committed funds and have received 20% of the loan payments, including 20% of a $1,600 per Northpark lot additional interest payment. Principal and interest on principal of this loan have been repaid as of December 31, 1997 but the Company is in the process of negotiating a renewal of the facility for future development of this project. Regardless of whether the Company renews and modifies this facility, the $1,600 per lot additional interest payment will continue through the balance of the project. The Company has other development financing sources should the renewal and modification not be consummated, although the Company expects to renew the facility under more favorable terms than under the original agreement. During 1997 the Company paid $16,000 under this agreement to the directors.

PENINSULA ACQUISITION AND DEVELOPMENT FINANCING - On August 12, 1992 the Company acquired 22 acres of vacant ground from its Chairman and Chief Executive Officer George S. Writer, Jr. The land was transferred at Mr. Writer's out-of-pocket cost. The acquisition was financed by a loan from several affiliates of the Company including George S. Writer, Jr. ($300,000), Roland Seidler, Jr. ($150,000), Phelps-Tointon, Inc. ($525,000), Louis P. Bansbach III ($225,000)
and two non-affiliates who contributed $300,000. The same affiliates have funded an additional $2,000,000 for development of that land. Principal and interest on principal related to these facilities was fully repaid at December 31, 1997. The loan agreement entitles the lenders to an additional interest payment equal to 50% of the net profit from the project, which the Company continues to pay.

During 1997, $213,000 was earned from profit sharing and subsequently paid to the lender group.

FOUNDATION LOANS - On March 19, 1993 the Company entered into a loan agreement with affiliates of the Company under which it borrowed $300,000 which was used to construct foundations for the Company's inventory of homes. The affiliates included included George S. Writer, Jr. ($100,000), Roland Seidler, Jr. ($50,000) and Phelps-Tointon, Inc. ($50,000). In January, 1994, the Company entered into a modification agreement by which the foundation loan fund was increased to $600,000. The increase was provided by George S. Writer, Jr. ($100,000) and Phelps-Tointon, Inc. ($200,000). The loan was repaid in full in 1997.

UNSECURED ADVANCES - During 1989 and 1990 George S. Writer, Jr. advanced an additional $155,500 for working capital purposes to the Company either personally or through a corporation which he owns. These unsecured advances were repaid in full in 1997.

WORKING CAPITAL LOAN AND STOCK SUBSCRIPTION AGREEMENT - On February 14, 1992 the Company entered into a loan with a corporation affiliated with Mr. Robert Tointon, one of the Company's directors. Under the terms of the loan agreement $175,000 of working capital was advanced to the Company. The advance bears interest at 10% per annum and will be repaid during 1998. At December 31, 1997 $50,000 was outstanding on the loan.

SERIES 1993 A CONVERTIBLE UNSECURED PROMISSORY NOTES - The Company currently has outstanding unsecured convertible debt of $900,000 held by Phelps-Tointon, Inc. in the amount of $500,000; George S. Writer, Jr. in the amount of $312,500; Roland Seidler, Jr., in the amount of $87,500. The convertible debt can be converted into stock at $3.00 of unpaid principal at any time prior to the maturity date of the note which has been extended for one year to September 30, 1998. Interest on the debt accrues at prime plus 3.0% and is paid monthly.

COMMITTEES AND MEETINGS - The Company's Board of Directors does not have standing audit, nominating or compensation committees, such functions being performed by the Board of Directors as a whole. The Company's Board of Directors held four meetings during its last fiscal year. One of the Company's directors, Mr. Roland Seidler was able to attend only one of those meetings in person, but was consulted on issues throughout the year.

RELATIONSHIP WITH INDEPENDENT PUBLIC ACCOUNTANTS

Deloitte & Touche has been selected as the independent public accountants of the Company for its year ending December 31, 1998. During the year ended December 31, 1997, Deloitte & Touche rendered audit services which included examination of the annual financial statements and certain filings with the Securities and Exchange Commission. The Board of Directors, at its meeting on May 20, 1997, approved the professional services to be provided by Deloitte & Touche for the year ended December 31, 1997. A representative of Deloitte & Touche will be present at the annual meeting with an opportunity to make a statement, if he or she desires to do so, and to answer any appropriate questions.


OTHER BUSINESS

As of the date of this proxy statement, management is not aware of any other matters to be presented for action at the meeting, nor has it been advised that others will present any such matters. If other matters do properly come before the meeting, the persons named in the proxy intend to vote in accordance with their best judgment on such matters.


VOTING PROCEDURES

Provided that a quorum is present, holders of a majority of the shares of the $.10 par value common stock of the Company, present in person or by proxy at the meeting, may approve each matter to be voted upon by the shareholders. All shares as to which abstentions are registered or as to which no vote is cast will be counted in determining the majority vote necessary to pass the matter voted upon, but not counted as a vote in favor of such matter, except as otherwise stated in the proxy. Accordingly, an abstention or a non-vote of a shareholder present in person or by proxy will be treated the same as a vote against approval of such matter, unless otherwise stated in the proxy.


SHAREHOLDER PROPOSALS

Shareholder proposals intended to be presented at the annual meeting of the Company for the year 1999 must be received by the Company on or before March 1, 1999 in order to be included in the proxy materials mailed by the Company of its shareholders. Any such proposal must otherwise comply with Securities and Exchange Commission Rule 14a-8.




Englewood, Colorado                          RONALD S. LOSER
April 24, 1998                               Secretary

                                THE WRITER CORPORATION
                PROXY FOR ANNUAL MEETING OF SHAREHOLDERS--MAY 28, 1998

     The undersigned hereby appoints George S. Writer, Jr. or Ronald S. Loser or either of them, or _______________________ or any of them, the lawful proxies of the undersigned, with the full power of substitution, to represent the undersigned and vote all shares of The Writer Corporation's stock standing in the undersigned's name at the Company's annual meeting to be held May 28, 1998 and at any adjournment thereof as follows:

(1)  / / for or / / withhold authority to vote for the election of six directors named in the accompanying proxy statement
     / / for or / / withhold authority to vote for George S. Writer, Jr. as a director
     / / for or / / withhold authority to vote for Robert G. Tointon as a director
     / / for or / / withhold authority to vote for Roland Seidler, Jr. as a director
     / / for or / / withhold authority to vote for Ronald S. Loser as a director
     / / for or / / withhold authority to vote for Louis P. Bansbach, III as a director
     / / for or / / withhold authority to vote for Deane J. Writer, Jr. as a director
(2)  / / for or / / against or / / abstain approval of Deloitte & Touche as independent public accountants for the Company; and
(3)  in accordance with their best judgement, upon any other business which is not now anticipated and properly comes before the meeting or any adjournment thereof.


     NOTE: A shareholder may cross out the names of the proxies printed above and insert in the blank one or more proxies of his choice. Any person so named who appears at the meeting, presents a duly executed copy of this proxy and identifies himself to the secretary shall be the sole proxy of the shareholder naming him. If, however, the proxy is mailed to The Writer Corporation and none of the persons so named appears at the meeting and identifies himself to the secretary, the persons whose names are printed above (whether or not such names are crossed out) shall be the sole proxies of such shareholder, to the exclusion of all persons whose names are inserted in the blank.

                           PLEASE SIGN ON THE REVERSE SIDE












     This proxy will be voted as specified. If no specification is made on the reverse, this proxy will be voted in accordance with the management's recommendations, FOR the nominees for election as directors, FOR approval of the retention of Deloitte & Touche as independent public accountants.

                                             PLEASE SEE REVERSE SIDE

                                   Dated                              , 1998
                                         -----------------------------

                                   Signed
                                         ------------------------------------
                                             (Signature of Shareholder)

                                   Signed
                                         ------------------------------------
                                             (Signature of Shareholder)

     Please date this proxy and sign exactly as your name is printed hereon. When signing as attorney, administrator, trustee, guardian, etc., give full title as such. If stock is held jointly, each joint owner should sign.


                  THIS PROXY IS SOLICITED BY THE BOARD OF DIRECTORS